Joint Filer Information

Title of Security:          Common Stock

Issuer & Ticker Symbol:     Industrial Enterprises of America, Inc. (IEAM)

Designated Filer:           Pike Capital Partners, LP

Other Joint Filers:         Pike Capital Partners (QP), LP
                            Pike Capital Management, LP
                            Dan W. Pike

Addresses:                  The address of Pike Capital Partners (QP), LP,
                            Pike Capital Management LLC and Dan W. Pike
                            275 Madison Avenue, Suite 418, New York, NY 10016.


Signatures:


Dated:  March 23, 2007

                            PIKE CAPITAL PARTNERS (QP), LP
                            By: Pike Capital Management LLC,
                                As General Partner


                                By: /s/ Daniel W. Pike
                                    -----------------------------------
                                        Daniel W. Pike, Managing Member


                            PIKE CAPITAL MANAGEMENT LLC


                            By: /s/ Daniel W. Pike
                                -----------------------------------
                                    Daniel W. Pike, Managing Member



                            /s/ Daniel W. Pike
                            ------------------
                                Daniel W. Pike